Exhibit 99.B(9)(b)

FORM OF NOVATION AGREEMENT

This Agreement, dated as of [•], 2016, is entered into by and among State Street Bank and Trust Company, a Massachusetts trust company (“State Street”), each RS management investment company identified on Appendix A hereto (each, an “RS Fund”), and each Victory registered investment company identified on Appendix A hereto (each, a “Victory Fund”), and is to become effective as of [•], 2016 (the “Effective Date”).

RECITALS

WHEREAS, reference is made to that certain Master Custodian Agreement dated as of May 1, 2007 by and among each RS Fund and State Street (as amended or supplemented from time to time, the “Custodian Agreement”).

WHEREAS, on the Effective Date, each series of the RS Funds identified on Appendix A hereto (each, an “Acquired Series”) will be merged with and into a corresponding series of a Victory Fund identified opposite its name on Appendix A hereto (each, an “Acquiring Series”);

WHEREAS, in connection with such merger, the RS Funds desire to transfer by novation all of the rights and obligations of the RS Funds under the Custodian Agreement to the Victory Funds and the Victory Funds are willing and able to do so;

WHEREAS, the Victory Funds and State Street are willing to consent to the novation of the Custodian Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree that, as of the Effective Date:

I.                                        Novation of the Custodian Agreement.

1.                                      Each RS Fund, on behalf of the Acquired Series, transfers by novation all of its rights, liabilities and obligations under the Custodian Agreement to the Victory Funds.

2.                                      Each Victory Fund, on behalf of the Acquiring Series, accepts such transfer by novation of all of the rights, liabilities and obligations of the RS Funds under the Custodian Agreement, and the Victory Funds replace the RS Funds as a party to the Custodian Agreement.

3.                                      State Street agrees to such transfer by novation and accepts the Victory Funds as a counterpart with respect to the Custodian Agreement.

4.                                      Each Victory Fund shall be bound by the terms and conditions of the Custodian Agreement and shall assume, perform and discharge all of the RS Funds’ obligations and liabilities under or in connection with the Custodian Agreement (whether actual or contingent and whether arising on, before or after the Effective Date).

5.                                      Each RS Fund shall be released and discharged from all of its obligations and liabilities under or in connection with the Custodian Agreement (whether actual or contingent and whether arising on, before or after the Effective Date).

6.                                      The Custodian Agreement shall remain in full force and effect, except as modified by this Agreement.

II.                                   Miscellaneous.

1.                                      Successors.  This Agreement shall be fully binding upon and enforceable with respect to the Parties, and their respective representatives, successors and assigns.

2.                                      Counterparts.  The Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

3.                                      Severability.  The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, the other paragraphs shall remain fully valid and enforceable.  This Agreement shall survive the termination of any arrangements contained herein.

4.                                      Governing Law.  This Assignment Agreement is governed by and shall be construed in accordance with the laws of The Commonwealth of Massachusetts, without giving effect to the conflict of law provisions thereof.

5.                                      Headings.  The headings used in this Assignment Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this agreement.

IN WITNESS WHEREOF, each of the Parties has caused this instrument to be executed in its name and on its behalf by its duly authorized representative as of the Effective Date as set forth above.

EACH RS ENTITY SET FORTH ON APPENDIX A HERETO

By:
Name:
Title:

EACH VICTORY ENTITY SET FORTH ON APPENDIX A HERETO

By:
Name:
Title:

STATE STREET BANK AND TRUST COMPANY

By:
Name:	Gunjan Kedia
Title:	Executive Vice President

Appendix A

RS Fund	Acquired Series	Victory Fund	Acquiring Series
RS Investment Trust	RS China Fund	Victory Portfolios	Victory RS China Fund
	RS Emerging Markets Fund		Victory RS Emerging Markets Fund
	RS Emerging Markets Small Cap Fund		Victory RS Emerging Markets Small Cap Fund
	RS Floating Rate Fund		Victory Floating Rate Fund
	RS Focused Growth Opportunity Fund		Victory RS Focused Growth Opportunity Fund
	RS Focused Opportunity Fund		Victory RS Focused Opportunity Fund
	RS Global Fund		Victory RS Global Fund
	RS Global Natural Resources Fund		Victory Global Natural Resources Fund
	RS Growth Fund		Victory RS Growth Fund
	RS High Income Municipal Bond Fund		Victory High Income Municipal Bond Fund
	RS High Yield Fund		Victory High Yield Fund
	RS International Fund		Victory RS International Fund
	RS Investment Quality Bond Fund		Victory INCORE Investment Quality Bond Fund
	RS Investors Fund		Victory RS Investors Fund
	RS Large Cap Alpha Fund		Victory RS Large Cap Alpha Fund
	RS Low Duration Bond Fund		Victory INCORE Low Duration Bond Fund
	RS Mid Cap Growth Fund		Victory RS Mid Cap Growth Fund
	RS Partners Fund		Victory RS Partners Fund
	RS Select Growth Fund		Victory RS Select Growth Fund
	RS Small Cap Equity Fund		Victory RS Small Cap Equity Fund
	RS Small Cap Growth Fund		Victory RS Small Cap Growth Fund
	RS Strategic Income Fund		Victory Strategic Income Fund
	RS Tax-Exempt Fund		Victory Tax-Exempt Fund

RS Fund	Acquired Series	Victory Fund	Acquiring Series
	RS Technology Fund		Victory RS Science and Technology Fund
	RS Value Fund		Victory RS Value Fund
RS Variable Products Trust	RS Emerging Markets VIP Series	Victory Variable Insurance Funds	Victory RS Emerging Markets VIP Series
	RS High Yield VIP Series		Victory High Yield VIP Series
	RS International VIP Series		Victory RS International VIP Series
	RS Investment Quality Bond VIP Series		Victory INCORE Investment Quality Bond VIP Series
	RS Large Cap Alpha VIP Series		Victory RS Large Cap Alpha VIP Series
	RS Low Duration Bond VIP Series		Victory INCORE Low Duration Bond VIP Series
	RS S&P 500 Index VIP Series		RS S&P 500 Index VIP Series
	RS Small Cap Growth Equity VIP Series		Victory RS Small Cap Growth Equity VIP Series